As filed with the Securities and Exchange Commission on January 14, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Action Performance Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Arizona	86-0704792

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1480 South Hohokam Drive
Tempe, Arizona 85281
(602) 337-3700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Fred W. Wagenhals
Chairman of the Board, President,
and Chief Executive Officer
1480 South Hohokam Drive
Tempe, Arizona 85281
(602) 337-3700

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Robert S. Kant, Esq.
Scott K. Weiss, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
(602) 445-8000

     Approximate date of Commencement of Proposed Sale to the Public: From time to time after the effective date of the Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Shares	Amount to be	Offering Price Per Share	Aggregate	Registration
to be Registered	Registered(1)	(2)	Offering Price(2)	Fee

Common Stock(3)	662,820 Shares	$18.135	$12,020,240.70	$972.44 (4)

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares as may be issued as a result of adjustments by reason of any stock split, stock dividend, or similar transaction.

(2)	Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. Calculated based upon the average of the high and low sales prices of the Registrant’s common stock, as reported on the New York Stock Exchange as of January 8, 2004.

(3)	Such shares are being registered for resale from time to time by certain selling shareholders.

(4)	A filing fee of $22,240 was previously paid in connection with a registration statement (Reg. No. 333-82315) filed during July 1999 by goracing.com, Inc., a wholly owned subsidiary of the Registrant, relating to the registration of $80,000,000 aggregate amount of securities that was withdrawn during January 2000. Pursuant to Rule 457(p), the entire registration fee is being applied against the previously paid filing fee in connection with the filing of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

SUBJECT TO COMPLETION, DATED JANUARY 14, 2004

PROSPECTUS

662,820 Shares of Common Stock

     The shareholders of Action Performance Companies, Inc. listed in this prospectus are offering for sale up to 587,820 shares of common stock, and 75,000 shares of common stock that may be sold upon exercise of warrants. Certain shareholders acquired 372,960 of such shares in connection with the acquisitions by our company of Trevco Trading Corp. and Funline Merchandise Company, Inc., and may acquire an additional 214,860 shares of common stock under the earnout provisions of the agreements for those acquisitions. Certain shareholders may acquire up to 75,000 shares of common stock upon exercise of warrants issued in connection with certain acquisitions and licensing arrangements with our company.

     We expect that sales made pursuant to this prospectus will be made

•	in broker’s transactions;

•	in block trades on the New York Stock Exchange;

•	in transactions directly with market makers; or

•	in privately negotiated sales or otherwise.

     We will not receive any of the proceeds of sales by the selling shareholders. We will pay the expenses incurred to register the shares for resale, but the selling shareholders will pay any underwriting discounts, concessions, or brokerage commissions associated with the sale of their shares of common stock.

     The selling shareholders will determine when they will sell their shares, and in all cases they will sell their shares at the current market price or at negotiated prices at the time of the sale. Securities laws and SEC regulations may require the selling shareholders to deliver this prospectus to purchasers when they resell their shares of common stock.

     Our common stock is traded on the New York Stock Exchange under the symbol “ATN.” On January 8, 2004, the last sale price of our common stock as reported on NYSE was $17.99 per share.

     See “Risk Factors,” on page 5, for a discussion of certain risk factors that should be considered by prospective purchasers of our common stock offered under this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January       , 2004

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SUMMARY
RISK FACTORS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING SHAREHOLDERS
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
Item 15. Indemnification of Directors and Officers
Item 16. Exhibits
Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.2
EX-23.3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. Our Annual Report on Form 10-K for the year ended September 30, 2003, our Proxy Statement dated January 20, 2004, and the description of our common stock contained in our registration statement on Form 8-A (Registration No. 001-11866) declared effective by the SEC on February 11, 2002, including any amendments or reports filed for the purpose of updating that description, each of which have been filed with the SEC, are incorporated herein by reference. We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the shares of common stock that are part of this offering.

     Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus, except as so modified or superseded.

     You may request a copy of these filings at no cost by writing or telephoning our corporate secretary at the following address and number: Action Performance Companies, Inc., 1480 South Hohokam Drive, Tempe, Arizona 85281, (telephone (602) 337-3700).

SUMMARY

     The following summary does not contain all of the information that may be important to purchasers of our common stock. Prospective purchasers of common stock should carefully review the detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this prospectus.

The Company

Our Business

     We are the leading designer and marketer of licensed motorsports products related to NASCAR, including die-cast scaled replicas of motorsports vehicles, apparel, and memorabilia. NASCAR is the most prominent motorsports sanctioning body in the United States and sanctions the Nextel Cup (formerly Winston Cup) series of stock car races. We currently have exclusive license arrangements with many of the most recognized names in NASCAR. We also design and sell products relating to other motorsports, including racing sanctioned by the NHRA, Formula One, the IRL, and the World of Outlaws. We distribute our products through a broad range of channels, including a network of wholesale distributors, leading mass-market retailers, mobile trackside stores, QVC, and our members-only collectors’ club catalog.

     We focus on securing long-term license arrangements with top motorsports drivers and team owners. These license arrangements generally provide us with an exclusive right to market certain die-cast, apparel, and other products bearing the driver’s name, likeness, and image for periods typically ranging from six to ten years. Racing fans are interested in purchasing products associated with top drivers and team owners. As a result, we believe these license arrangements provide us with a significant competitive advantage. Our extensive portfolio of exclusive license arrangements includes the following:

•	NASCAR Nextel Cup (formerly Winston Cup) Drivers: Dale Earnhardt, Sr., Dale Earnhardt, Jr., Bill Elliott, Jeff Gordon, Kevin Harvick, Dale Jarrett, Bobby Labonte, Sterling Marlin, Tony Stewart, and Rusty Wallace;

•	NASCAR team owners: Chip Ganassi Racing, Dale Earnhardt, Inc., Evernham Motorsports, Joe Gibbs Racing, Richard Childress Racing Enterprises and Robert Yates Racing; and

•	NHRA Champion John Force.

Our Competitive Strengths

     We believe our leading market position is a result of the following competitive strengths:

•	Our position as the leading designer and marketer of NASCAR-related motorsports products enhances our appeal to new and existing licensors and distribution partners.

•	Our exclusive, long-term licensing arrangements with many of the most recognized names in NASCAR.

•	Our significant expertise in product design and in the development of innovative marketing and special promotional programs for our drivers, teams, and large corporate sponsors.

•	Our well-recognized brands are known for high quality and authenticity, providing us with a solid base of existing customers as well as an attractive platform to launch new products.

•	Our broad range of distribution channels through which our products are marketed, including a network of wholesale distributors that sell to thousands of specialty retailers; leading mass-market retailers, including Wal-Mart, Kmart, Target, and Toys “R” Us; mobile trackside stores; QVC; our collectors’ catalog club; and our goracing.com Internet site.

•	Our operating model, which includes outsourcing the manufacturing of substantially all of our products, allows us to service higher levels of sales with limited increases in operating expenses and capital investment.

Our Growth Strategy

     Our objective is to grow by leveraging our competitive strengths to maximize our business opportunities resulting from the continued growth and popularity of motorsports in general, and NASCAR in particular. Key elements of our strategy include:

•	capitalizing on existing license agreements and cultivating new license agreements;

•	pursuing strategic acquisitions and alliances;

•	selectively increasing our mass-market distribution and establishing new distribution channels;

•	increasing our development of special promotional programs; and

•	continuing to enhance existing and introducing new products.

Our Offices

     Our principal executive offices are located at 1480 South Hohokam Drive, Tempe, Arizona 85281. Our telephone number is (602) 337-3700 and our website address is www.action-performance.com. Information contained on our website does not constitute part of this prospectus.

The Offering

Common Stock offered by the selling shareholders	662,820 shares
Common stock currently outstanding	18,294,844 shares (1)
Use of proceeds	We will not receive any of the proceeds of sales of common stock by the selling shareholders
New York Stock Exchange symbol	ATN

(1)	The number of shares outstanding does not include, as of December 31, 2003, 2,551,956 shares of common stock reserved for issuance upon exercise of options outstanding under our stock option plans, 733,117 shares of common stock reserved for issuance pursuant to our employee stock purchase plan, 390,000 shares of common stock reserved for issuance upon exercise of outstanding warrants, 621,058 shares of common stock reserved for issuance upon conversion of subordinated notes, and 214,860 shares of common stock issuable upon the achievement of certain financial objectives under the earnout provisions of the acquisition agreements.

RISK FACTORS

     Investing in our common stock involves a high degree of risk. Please see the risk factors described under the caption “Business — Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2003, which is incorporated by reference in this prospectus, or any future filing made by us with the SEC and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements and information contained in this prospectus and the documents incorporated by reference into this prospectus concerning our future, proposed, and anticipated activities; certain trends with respect to our revenue, operating results, capital resources, and liquidity or with respect to the markets in which we compete or the motorsports industry in general; and other statements contained in this prospectus and the documents incorporated by reference into this prospectus regarding matters that are not historical facts are forward-looking statements, as such term is defined in the Securities Act. Forward-looking statements include statements regarding our “expectations,” “anticipation,” “intentions,” “beliefs,” or “strategies” regarding the future. Forward-looking statements, by their very nature, include risks and uncertainties, many of which are beyond our control. Accordingly, actual results may differ, perhaps materially, from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed elsewhere under “Risk Factors.”

USE OF PROCEEDS

     We will not receive any of the proceeds from sales of shares of common stock by the selling shareholders.

SELLING SHAREHOLDERS

     The following table sets forth (i) the name of each of the selling shareholders, (ii) the number of shares of common stock beneficially owned by each such selling shareholder that may be offered for the account of such selling shareholder under this prospectus, and (iii) the number of shares of common stock beneficially owned by each such selling shareholder upon completion of this offering. Such information was obtained from the selling shareholders but has not been independently verified by us. The term “selling shareholder” includes the persons listed below and their respective transferees, pledgees, donees, or other successors.

	Shares Beneficially					Shares Beneficially
	Owned Prior to					Owned After
	Offering(1)			Shares Being		Offering (1)(2)
Name of				Registered
Beneficial Owner	Number		Percent	for Sale(2)		Number	Percent

Chris Leong(3)	205,128	(3)	1.1%	205,128	(3)	—	—
April Leong (4)	205,128	(4)	1.1%	205,128	(4)	—	—
Kenneth Leong (5)	102,564	(5)	*	102,564	(5)	—	—
Trevco Holding Corp. (6)	75,000	(6)	*	75,000	(6)	—	—
John Force Racing, Inc.(7)	50,000	(7)	*	50,000	(7)	—	—
James Mitchell Miller (8)	25,000	(8)	*	25,000	(8)	—	—

* Less than 1%

(1)	Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by him or her, subject to applicable community property law. The numbers and percentages shown include (a) the shares of common stock actually owned as of December 31, 2003, (b) the shares of common stock which the person or group had the right to acquire upon the achievement of certain financial objectives, and (c) the shares of common stock which the person or group had the right to acquire pursuant to exercise of stock options within 60 days of such date. In calculating the percentage of ownership, all shares of common stock which the identified person or group had the right to acquire upon achievement of certain financial objective or otherwise within 60 days of December 31, 2003, are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(2)	We have no assurance that the selling shareholders will sell any of the securities being registered hereby.

(3)	Includes 55,944 shares of common stock issuable upon the achievement of certain financial objectives. Chris Leong has served as President of Funline Merchandise Co., Inc., a wholly owned subsidiary of our company, since our acquisition of Funline during September 2003.

(4)	Includes 55,944 shares of common stock issuable upon the achievement of certain financial objectives. April Leong has served as Chief Financial Officer of Funline Merchandise Co., Inc., a wholly owned subsidiary of our company, since our acquisition of Funline during September 2003.

(5)	Includes 27,972 shares of common stock issuable upon the achievement of certain financial objectives. Kenneth Leong has served as Vice President of Funline Merchandise Co., Inc., a wholly owned subsidiary of our company, since our acquisition of Funline during September 2003.

(6)	Represents 75,000 shares of common stock issuable upon the achievement of certain financial objectives. Trevor Cohen is a control person of Trevco Holding Corp., and has served as a consultant to Trevco Trading Corp., a wholly owned subsidiary of our company, since our acquisition of Trevco Trading Corp. in June 2002.

(7)	Issuable upon the exercise of warrants which entitle the holder to purchase, at any time prior to July 23, 2007, shares of common stock at an exercise price of $22.25 per share. One third of such warrants vest and become exercisable on each of July 23, 2003, 2004 and 2005. We are party to a license agreement with John Force, a control person of John Force Racing, Inc.

(8)	Issuable upon the exercise of warrants that entitle the holder to purchase, at any time prior to October 31, 2006, shares of common stock at an exercise price of $20.35 per share. The warrants are fully vested and exercisable. Mr. Miller has served as a consultant to our company since our acquisition of Castaway Collectibles during September 2001.

DESCRIPTION OF CAPITAL STOCK

     Our authorized capital consists of 62,500,000 shares of common stock, $0.01 par value, and 5,000,000 shares of serial preferred stock, no par value. As of December 31, 2003, 18,294,844 shares of common stock and no shares of preferred stock were issued and outstanding. An additional 2,551,956 shares of common stock may be issued upon exercise of options outstanding or available for issuance under our stock option plans; an additional 733,117 shares of common stock may be issued under our employee stock purchase plan; an additional 390,000 shares of common stock may be issued upon exercise of certain outstanding warrants; and up to 621,058 shares of common stock may be issued upon conversion of subordinated notes. All of the issued and outstanding shares of common stock are fully paid and non-assessable.

Common Stock

     Holders of shares of common stock are entitled to one vote for each share of common stock held of record on all matters submitted to a vote of the shareholders, other than the election of directors in which shareholders are entitled to cumulate their votes in accordance with Arizona law. Subject to the preferences of any outstanding preferred stock, each share of common stock is entitled to receive dividends as may be declared by our board of directors out of funds legally available. In the event of liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment in full of all our creditors and the liquidation preferences of any outstanding shares of preferred stock.

Serial Preferred Stock

     The serial preferred stock may be issued in such series and denominations as deemed advisable by our board of directors. Accordingly, the board of directors is empowered, without shareholder approval, to issue serial preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of holders of our common stock. In the event of issuance, the serial preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of our company. We do not currently intend to issue any shares of serial preferred stock.

Warrants

     In connection with our acquisition of Castaway Collectibles, on August 22, 2001, we issued to James Mitchell Miller warrants to purchase 25,000 shares of common stock at an exercise price of $20.35 per share. The warrants were exercisable on the date of grant, and expire on October 31, 2006. The warrants contain certain provisions that protect the rights of the holder upon the occurrence of certain events, such as the merger or consolidation of our company with or into another corporation or the sale of substantially all of our assets. We are not required to issue fractional shares upon the exercise of the warrants. The warrants are not subject to redemption by us.

     In connection with a license agreement, on July 23, 2002, we issued to John Force Racing, Inc. five-year warrants to purchase 50,000 shares of common stock at an exercise price of $22.25 per share. One-third of such warrants vest and become exercisable on each of July 23, 2003, 2004, and 2005. The warrants contain certain provisions that protect the rights of the holder upon the occurrence of certain events, such as the merger or consolidation of our company with or into another corporation or the sale of substantially all of our assets. We are not required to issue fractional shares upon the exercise of the warrants. The warrants are not subject to redemption by us.

4¾% Convertible Subordinated Notes due 2005

     The notes are general unsecured subordinated obligations of our Company, and will mature on April 1, 2005. The notes are convertible, at the option of the holders, into shares of common stock at the initial conversion price of $48.20 per share, subject to adjustments in certain events. The notes are general unsecured obligations of our company, subordinated in right of payment to all of our existing and future senior indebtedness, as defined in the notes. The indenture governing the notes does not limit or prohibit the incurrence of additional indebtedness, including senior indebtedness, by us or our subsidiaries. We, at our option, have had the right to redeem the notes in whole or in part since April 1, 2001, at redemption prices set forth in the indenture governing the notes. Upon the occurrence of a “change in control” or a “termination of trading,” as defined in the indenture, the holders of the notes will have the right to require us to repurchase all or any part of such holders’ notes at 100% of their principal amount, plus accrued and unpaid interest.

Arizona Corporate Takeover Act and Certain Charter Provisions

     We are subject to the provisions of the Arizona Corporate Takeover Act. The Arizona Corporate Takeover Act and certain provisions of our articles of incorporation and bylaws, as summarized in the following paragraphs, may have the effect of discouraging, delaying, or preventing hostile takeovers (including those that might result in a premium over the market price of our common stock), or discouraging, delaying, or preventing changes in control or management of our company.

Arizona Corporate Takeover Act

     Article 1 of the Arizona Corporate Takeover Act is intended to restrict “greenmail” attempts by prohibiting us from purchasing any shares of our capital stock from any beneficial owner of more than 5% of the voting power of our company at a per share price in excess of the average market price during the 30 trading days prior to the purchase, unless

•	the 5% owner has beneficially owned the shares to be purchased for a period of at least three years prior to the purchase;

•	a majority of our shareholders (excluding the 5% owner, its affiliates or associates, and any officer or director of our company) approves the purchase; or

•	we make the offer available to all holders of shares of its capital stock.

     Article 2 of the Arizona Corporate Takeover Act is intended to discourage the direct or indirect acquisition by any person of beneficial ownership of our shares (other than an acquisition of shares from us) that would constitute a control share acquisition. A “control share acquisition” is defined as an acquisition of shares by any person, when added to other shares of our company beneficially owned by such person, immediately after the acquisition entitle such person to exercise or direct the exercise of

•	at least 20% but less than 33 1/3%;

•	at least 33 1/3% but less than or equal to 50%; or

•	more than 50% of the voting power of our capital stock.

The Arizona Corporate Takeover Act (1) gives our shareholders other than any person that makes or proposes to make a control share acquisition or our company’s directors and officers the right to limit the voting power of the shares acquired by the acquiring person that exceed the threshold voting ranges described above, other than in the election of directors, and (2) gives us the right to redeem such shares from the acquiring person at a price equal to their fair market value under certain circumstances.

     Article 3 of the Arizona Corporate Takeover Act is intended to discourage us from entering into certain mergers, consolidations, share exchanges, sales or other dispositions of our assets, liquidation or dissolution of our company, reclassification of securities, stock dividends, stock splits, or other distribution of shares, and certain other transactions with any interested shareholder (as defined in the takeover act) or any of the interested shareholder’s affiliates for a period of three years after the date that the interested shareholder first acquired the shares of common stock that qualify such person as an interested shareholder, unless either the business combination or the interested shareholder’s acquisition of shares is approved by a committee of our board of directors (comprised of disinterested directors or other persons) prior to the date on which the interested shareholder first acquired the shares that qualify such person as an interested shareholder. In addition, Article 3 prohibits us from engaging in any business combination with an interested shareholder or any of the interested shareholder’s affiliates after such three-year period unless

•	the business combination or acquisition of shares by the interested shareholder was approved by our board of directors prior to the date on which the interested shareholder acquired the shares that qualified such person as an interested shareholder;

•	the business combination is approved by our shareholders (excluding the interested person or any of its affiliates) at a meeting called after such three-year period; or

•	the business combination satisfies each of certain statutory requirements.

Article 3 defines an “interested shareholder” as any person (other than us and our subsidiaries) that either (a) beneficially owns 10% or more of the voting power of our outstanding shares, or (b) is an affiliate or associate of our company and who, at any time within the three-year period preceding the transaction, was the beneficial owner of 10% or more of the voting power of our outstanding shares.

Certain Charter Provisions

     In addition to the provisions of the Arizona Corporate Takeover Act described above, our articles of incorporation and bylaws contain a number of provisions relating to corporate governance and the rights of shareholders. These provisions include the following:

•	the authority of our board of directors to fill vacancies on the board of directors;

•	the authority of our board of directors to issue preferred stock in series with such voting rights and other powers as our board of directors may determine;

•	a provision that, unless otherwise prohibited by law, special meetings of the shareholders may be called only by the president of our company, our board of directors, or by holders of not fewer than 10% of all shares entitled to vote at the meeting; and

•	a provision for cumulative voting in the election of directors, pursuant to Arizona law.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, New York, New York.

PLAN OF DISTRIBUTION

     We are registering under this prospectus a total of 662,820 shares of common stock, all of which shares may be sold from time to time by the selling shareholders. As used in this prospectus, “selling shareholders” includes transferees, donees, pledgees, legatees, heirs, or legal representatives that sell shares received from a named selling shareholder after the date of this prospectus.

     On September 7, 2001, we acquired the assets of the Castaway division of E Lite, Inc., an entity owned by James Mitchell Miller. Under the terms of the agreement, we issued to Mr. Miller warrants to purchase an aggregate of 25,000 shares of common stock. The warrants were exercisable on the date of grant.

     On June 17, 2002, we acquired Trevco Trading Corp. pursuant to an agreement and plan of merger. Under the terms of the agreement, we issued an aggregate of 51,046 shares of common stock to Trevco to distribute to its shareholders. If certain earn-out targets are met, we will issue up to an additional 75,000 shares of common stock, which also would be distributed to the former Trevco shareholders.

     During July 2002, we entered into a license agreement with John Force Racing, Inc. Under the terms of the agreement, we issued to John Force Racing, Inc. five-year warrants to purchase an aggregate of 50,000 shares of common stock. The warrants vest and become exercisable on each of July 23, 2003, 2004 and 2005.

     On September 25, 2003, we acquired Funline Merchandise Company, Inc., pursuant to a stock purchase agreement. Under the terms of the stock purchase agreement, we issued an aggregate of 372,960 shares of common stock to the three former shareholders of Funline. If certain earn-out targets are met, we will issue up to an additional 139,860 shares of common stock, which also would be distributed to the former Funline shareholders.

     Under the agreements described above, we agreed to register for resale

•	the shares issued to the former shareholders of Trevco and Funline;

•	the shares issuable to the former shareholders of Trevco and Funline upon the achievement of certain financial objectives under the earnout provisions of those agreements; and

•	the shares issuable to Messrs. Force and Miller upon exercise of the warrants.

No sales may be made pursuant to this prospectus after such date unless we amend or supplement this prospectus to indicate that we have agreed to extend such period of effectiveness. We will pay all expenses of registration of the shares for resale by the selling shareholders, but the selling shareholders will pay any discounts commissions or concessions associated with the sale of the shares.

     The selling shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders. At the time a particular offering of common stock is made and to the extent required, the aggregate number of shares being offered, the name or names of the selling shareholders, and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, concessions, or commissions and other terms constituting compensation from the selling shareholders, and any discounts, concessions, or commissions allowed or reallowed or paid to broker-dealers, will be set forth in an accompanying prospectus supplement.

     Sales of the common stock offered hereby may be effected by or for the account of the selling shareholders from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. The selling shareholders may effect such transactions by selling the common stock offered hereby directly to purchasers, through broker-dealers acting as agents for the selling shareholders, or to broker-dealers who may purchase such shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by selling shareholders may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of the common stock offered hereby for whom such broker-dealers may act as agents or to whom they may sell as principals, or both. As to a particular broker-dealer, such compensation might be in excess of customary commissions.

     The selling shareholders may resell the shares of common stock being registered for resale hereby (i) in transactions that are exempt from registration under the Securities Act or (ii) as long as the registration statement of which this prospectus forms a part or to which it relates is effective under the Securities Act, and as long as there is a qualification in effect under, or an available exemption from, any applicable state securities law with respect to the resale of such shares. There is no assurance that any selling shareholder will sell any common stock offered hereby, and any selling shareholder may transfer, devise or gift the common stock by other means not described in this prospectus. For example, in addition to selling pursuant to the registration statements of which this prospectus is a part or to which it relates, the selling shareholders also may sell under Rule 144.

     The selling shareholders and any broker-dealers, agents, or underwriters that participate with the selling shareholders in the distribution of common stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act. Accordingly, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the common stock offered hereby and purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. We will not pay any compensation to any NASD member in connection with this offering. Brokerage commissions, if any, attributable to the sale of the shares of common stock offered hereby will be borne by the selling shareholders.

     We will not receive any proceeds from the sale of any shares of common stock by the selling shareholders. We have agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the common stock being offered by the selling shareholders. We have agreed to indemnify certain of the selling shareholders against certain liabilities under the Securities Act. Each selling shareholder may indemnify any broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

     To comply with the securities laws of certain jurisdictions, if applicable, the shares of common stock offered hereby will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock offered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualifications requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common stock offered pursuant to this prospectus may be limited in its ability to engage in market activities with respect to the common stock. Without limiting the foregoing, each selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Those rules and regulations may limit the timing of purchases and sales of any of the common stock offered by the selling shareholders pursuant to this prospectus, which may affect the marketability of the common stock offered hereby.

     The selling shareholders also may pledge the shares of common stock being registered for resale hereby to NASD broker/dealers pursuant to the margin provisions of each selling shareholder’s customer agreements with such pledgees. Upon default by a selling shareholder, the pledgee may offer and sell shares of common stock from time to time as described above.

LEGAL OPINIONS

     The validity of the shares of Common Stock offered hereby will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona. Certain members of such firm beneficially owned 14,000 shares of our common stock as of the date of this prospectus.

EXPERTS

     The financial statements as of and for the years ended September 30, 2002 and 2003, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 30, 2003, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The consolidated statement of operations, shareholders’ equity, and cash flows for the year ended September 30, 2001 incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of that firm as experts in giving such report. Arthur Andersen LLP has not consented to the incorporation of their report in this prospectus, and we have not obtained their consent to do so in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

     This prospectus constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933 with respect to the securities offered in this prospectus. This prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement, as allowed by the rules and regulations of the SEC. You may wish to inspect the registration statement and the exhibits to that registration statement for further information with respect to our company and the securities offered in this prospectus. Copies of the registration statement and the exhibits to such registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described below. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

     We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file reports, proxy statements, and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system. This web site can be accessed at http://www.sec.gov.

662,820 Shares

Common Stock

PROSPECTUS

January ___, 2004

We have not authorized any person to give any information or to make any representation not contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by or on behalf of us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares covered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. The information in this prospectus is current as of its date. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the affairs of our company or that the information contained in this prospectus is correct as of any subsequent date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses payable by the Registrant in connection with the offering described in the Registration Statement. All of the amounts shown are estimates except for the registration fee:

Amount to be Paid

Registration Fee	$972
Accountants’ Fees and Expenses	8,000
Legal Fees and Expenses	15,000
Printing and Engraving Expenses	2,000
Miscellaneous Fees	—

Total	$25,972

Item 15. Indemnification of Directors and Officers.

     The Registrant’s Amended and Restated Articles of Incorporation (the “Restated Articles”) require the Registrant to indemnify and advance expenses to any person who incurs liability or expense by reason of such person acting as a director of the Corporation, to the fullest extent allowed by the Arizona Business Corporation Act (the “Business Corporation Act”). This indemnification is mandatory with respect to directors in all circumstances in which indemnification is permitted by the Business Corporation Act, subject to the requirements of the Business Corporation Act. In addition, the Registrant may, in its sole discretion, indemnify and advance expenses, to the fullest extent allowed by the Business Corporation Act, to any person who incurs liability or expense by reason of such person acting as an officer, employee or agent of the Registrant, except where indemnification is mandatory pursuant to the Business Corporation Act, in which case the Registrant is required to indemnify to the fullest extent required by the Business Corporation Act. The effect of these provisions is described below.

Required Indemnification

     The Restated Articles and the Business Corporation Act require the Registrant to indemnify all “Outside Directors,” as defined below, and officers of the Registrant who are not directors against “liability,” as defined below. The Restated Articles and the Business Corporation Act also require the Registrant to indemnify against reasonable “expenses,” as defined below, any director who is the prevailing party in the defense of any proceeding to which the director is a party because such person is or was a director of the Registrant. In addition, the Business Corporation Act requires the Registrant to pay expenses to Outside Directors in advance of a final disposition of the proceeding if (a) the director furnishes to the Registrant a written affirmation (an “Affirmation”) of his or her good faith belief that (i) his or her conduct was in good faith, (ii) he or she reasonably believed that the conduct was in the best interests of the Registrant or at least not opposed to the Registrant’s best interests, and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful (the “Standard of Conduct”), and (b) the director provides the Registrant with a written undertaking (an “Undertaking”) to repay the advance if it ultimately is determined that the director did not meet the Standard of Conduct. However, the Business Corporation Act prohibits the Registrant from advancing expenses to an Outside Director if a court determines before payment that the director failed to meet the Standard of Conduct and a court does not otherwise authorize indemnification.

     The Restated Articles and the Business Corporation Act also require the Registrant to indemnify a director who is not an Outside Director against liability, but only if the Registrant is authorized in the specific case after a determination has been made by either (1) a majority of the members of the Board of Directors who are not at the time parties to the proceeding, (2) special legal counsel, or (3) the shareholders of the Registrant

(excluding shares owned by or voted under the control of directors who are at the time parties to the proceeding) that the director has met the Standard of Conduct (a “Determination”). In addition, the Business Corporation Act prohibits the Registrant from indemnifying a director who is not an Outside Director in connection with a proceeding by or in the right of the Registrant in which the director is adjudged liable to the Registrant, or in connection with a proceeding in which the director was adjudged liable on the basis that the director improperly received a personal benefit. As permitted by the Business Corporation Act, the Restated Articles also require the Registrant to pay for or reimburse the reasonable expenses of a director who is not an Outside Director in advance of the final disposition of a proceeding if the director furnishes the Registrant with an Affirmation, an Undertaking, and a Determination is made that the facts then known to the persons making the Determination would not preclude indemnification under the Business Corporation Act.

Optional Indemnification

     Except for situations where the Registrant is required to indemnify its officers who are not also directors against liability, as described above, the Restated Articles and the Business Corporation Act permit the Registrant, in its sole discretion, to indemnify against liability and advance expenses to any officer, employee, or agent who is not a director to the same extent as to a director. However, the Business Corporation Act prohibits the Registrant from indemnifying such persons against liability unless a Determination is made that indemnification is permissible because the person has met the Standard of Conduct. The Business Corporation Act permits the Registrant to pay for or reimburse expenses to an officer, employee, or agent who is not a director in advance of a final disposition of the proceeding, but only if the person furnishes to the Registrant an Affirmation and an Undertaking, and a Determination is made that the facts then known to the persons making the Determination would not otherwise preclude indemnification.

Court Ordered Indemnification

     The Restated Articles and the Business Corporation Act permit a director or officer of the Registrant to apply to a court for indemnification, in which case the court may, subject to certain conditions, order the Registrant to indemnify such person for part or all of the person’s liability and expenses.

Definitions

     The Business Corporation Act defines “Outside Director” to mean a director who, when serving as a director, was not an officer, employee or holder of more than 5% of the outstanding shares of any class of stock of the Registrant. “Liability” under the Business Corporation Act means the obligation to pay a judgment, settlement, penalty or fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding and includes obligations and expenses that have not yet been paid by the indemnified person but that have been or may be incurred. The Business Corporation Act defines “expenses” as attorney fees and all other costs and expenses reasonably related to a proceeding.

Item 16. Exhibits

Exhibit
Number	Exhibit

4.1	Form of Certificate of Common Stock(1)

4.2	Indenture dated as of March 24, 1998, between Action Performance Companies, Inc. and First Union National Bank, as Trustee, including forms of Notes(2)

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Notice Regarding Consent of Arthur Andersen LLP

24.1	Power of Attorney of Directors and Executive Officers (included on the signature page of the Registration Statement)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 and amendments thereto (Registration No. 33-57414-LA).

(2)	Incorporated by reference to the Registrant’s Form 10-Q for the quarter ended March 31, 1998, as filed with the Securities and Exchange Commission on May 15, 1998.

Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement.

     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that:

     (1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tempe, Arizona, on the 9th day of January, 2004.

ACTION PERFORMANCE COMPANIES, INC.

By:	/s/ Fred W. Wagenhals Fred W. Wagenhals
Chairman of the Board, President, and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Fred W. Wagenhals and R. David Martin and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Fred W. Wagenhals Fred W. Wagenhals	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	January 9, 2004

/s/ R. David Martin R. David Martin	Chief Financial Officer, Secretary, Treasurer, and Director (Principal Financial and Accounting Officer)	January 9, 2004

/s/ Melodee L. Volosin Melodee L. Volosin	Executive Vice President – Sales and Director	January 9, 2004

/s/ John S. Bickford, Sr. John S. Bickford, Sr.	Executive Vice President - Strategic Alliances and Director	January 9, 2004

/s/ Herbert M. Baum Herbert M. Baum	Director	January 9, 2004

Signature	Capacity	Date

/s/ Roy A. Herberger, Jr. Roy A. Herberger, Jr.	Director	January 9, 2004

/s/ Edward J. Bauman Edward J. Bauman	Director	January 9, 2004

/s/ Robert L. Matthews Robert L. Matthews	Director	January 9, 2004

/s/ Lowell L. Robertson Lowell L. Robertson	Director	January 9, 2004

EXHIBIT INDEX

Exhibit
Number	Exhibit

4.1	Form of Certificate of Common Stock(1)

4.2	Indenture dated as of March 24, 1998, between Action Performance Companies, Inc. and First Union National Bank, as Trustee, including forms of Notes(2)

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Notice Regarding Consent of Arthur Andersen LLP

24.1	Power of Attorney of Directors and Executive Officers (included on the signature page of the Registration Statement)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 and amendments thereto (Registration No. 33-57414-LA).

(2)	Incorporated by reference to the Registrant’s Form 10-Q for the quarter ended March 31, 1998, as filed with the Securities and Exchange Commission on May 15, 1998.